EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-92495, 333-92497, 333-92499, 333-75610, 333-81410, and 333-131090 on Form S-8 and in Registration Statement No. 333-130525 on Form S-3 of our report dated February 13, 2004 (March 14, 2005 as to Note 11), appearing in this Annual Report on Form 10-K of Huttig Building Products, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE, LLP

St. Louis, Missouri March 8, 2006